UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2016

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

99 High Street, Boston, MA
02110
(Address of Principal Executive Offices)(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 1, 2016, Zoom Telephonics, Inc. (“Zoom”) entered into an amendment (the “Amendment”) to the Financing Agreement with Rosenthal & Rosenthal, Inc. dated December 18, 2012 (the “Agreement”). Effective as of September 1, 2016, the Amendment increases the maximum available line of credit under the Agreement from $2.5 million to $3.0 million.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated by reference.
Item 8.01. Other Events.

On September 7, 2016, Zoom issued a press regarding the Amendment.  A copy of the press release is furnished hereto as Exhibit 99.1, and is incorporated herein by reference.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section. The information in this Item 8.01 (including Exhibit 99.1) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment to Financing Agreement, dated September 1, 2016, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc.

99.1	Press Release issued by Zoom Telephonics, Inc., dated September 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: September 8, 2016	By:	/s/ Frank Manning
Frank Manning
President, Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to Financing Agreement, dated September 1, 2016, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc.

99.1	Press Release issued by Zoom Telephonics, Inc., dated September 7, 2016.

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